Exhibit 10.41

FIRST AMENDMENT TO

AMENDED AND RESTATED DEFERRED COMPENSATION PLAN

THIS FIRST AMENDMENT TO AMENDED AND RESTATED DEFERRED COMPENSATION PLAN (this “First Amendment”) is made and entered into as of the 13th day of August, 2007, by STATION CASINOS, INC., a Nevada corporation, with its principal offices located at 10973 W. Summerlin Centre Drive, Las Vegas, Nevada  89135 (the “Company “).

WHEREAS, the Company adopted a Amended and Restated Deferred Compensation Plan, effective as of January 1, 2001 (the “Plan”); and

WHEREAS, the Company now desires to amend the Plan as provided herein.

NOW, THEREFORE, effective as of August 13, 2007, the Plan is amended as follows:

1.             Section 2(d) of the Plan is hereby amended in full to read as follows:

                “(d)         “Change in Control” means and shall be deemed to have occurred if (i) prior to the consummation of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 23, 2007 and amended as of May 4, 2007, among the Company, Fertitta Colony Partners LLC, a Nevada limited liability company, and FCP Acquisition Sub, a Nevada corporation (the “Merger Agreement”), a “Change of Control”, as the same is defined in the Indenture dated August 1, 2006, governing the Company’s $400,000,000 principal amount of 7¾% Senior Notes due 2016 and as in effect on the date of the initial issuance of such securities, occurs; and (ii) following the consummation of the transactions contemplated by the Merger Agreement, a “Change of Control”, as the same is defined in the Executive Employment Agreement between the Company and Frank J. Fertitta III to be effective as of the consummation of the transactions contemplated by the Merger Agreement, in such final form as shall be approved by the Board, occurs.  For avoidance of doubt, none of the transactions contemplated by the Merger Agreement shall constitute a “Change in Control” for purposes of the foregoing definition or for any other purposes under the Plan.”

2.             Capitalized terms not otherwise defined in this First Amendment shall have the meanings set forth in the Plan.

3.             Except as expressly amended by this First Amendment, all other terms and provisions of the Plan shall remain unaltered, are hereby reaffirmed, and shall continue in full force and effect.

4.             This First Amendment may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same document, with the same effect as if all parties had signed on the same page.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this First Amendment effective as of the date first written above.

STATION CASINOS, INC.

By:	/s/ Thomas M. Friel
	Name:	Thomas M. Friel
	Title:	Executive Vice President, Chief
Accounting Officer and Treasurer